UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2019

WESTERN MIDSTREAM OPERATING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 26, 2019, Amanda M. McMillian was appointed to the Board of Directors (the “Board”) of Western Midstream Holdings, LLC (the “WES GP”), the general partner of Western Midstream Partners, LP (“WES”), which owns Western Midstream Operating GP, LLC (the “General Partner”), the general partner of Western Midstream Operating, LP (the “Partnership”) and a 98% limited partner interest in the Partnership.
Ms. McMillian has served as Executive Vice President and General Counsel of Anadarko Petroleum Corporation (“Anadarko”) since August 2018. Prior to this position, she served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of Anadarko since September 2015; Vice President, Deputy General Counsel, Corporate Secretary and Chief Compliance Officer of Anadarko since May 2013; and Deputy General Counsel and Corporate Secretary of Anadarko since July 2012. Ms. McMillian joined Anadarko in December 2004 and has held positions of increasing responsibility with Anadarko, including Vice President, General Counsel and Corporate Secretary of Western Gas Holdings, LLC, general partner of Western Gas Partners, LP, from January 2008 to August 2012. Prior to joining Anadarko, she practiced corporate and securities law at the law firm of Akin Gump Strauss Hauer & Feld LLP, where she represented a variety of clients in a wide range of transactional, corporate governance and securities matters.
Also, on March 20, 2019, Mr. Philip H. Peacock provided WES GP and the General Partner with notice of his intention to resign as Senior Vice President, General Counsel and Corporate Secretary of WES GP and the General Partner, effective March 26, 2019. Mr. Peacock is resigning to focus on his duties as Vice President, Deputy General Counsel, Chief Compliance Officer and Corporate Secretary of Anadarko.
On March 26, 2019, the Board appointed John D. Montanti as Vice President, General Counsel and Corporate Secretary of WES GP. He was also simultaneously appointed to this position with the General Partner. Mr. Montanti previously served as an Associate General Counsel and Assistant Secretary of Anadarko, where he led the corporate legal practice group for over six years. He joined Anadarko in February 2009, and since that time served in a number of positions of increasing responsibility within the legal department. Mr. Montanti holds a Juris Doctor degree from Georgetown University Law Center, as well as a Bachelor of Arts in Economics and a Master of Business Administration from the University of Miami. He is licensed to practice law in the state of Florida.
Mr. Montanti will be eligible to receive future equity awards under WES’s and Anadarko’s compensation programs, as described under the heading “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation” in our Form 10-K for the year ended December 31, 2018, as filed with the U.S. Securities and Exchange Commission (“SEC”) on February 20, 2019. Mr. Montanti is also eligible to participate in Anadarko’s other benefits, including welfare and retirement benefits, severance benefits and change of control benefits, compensation programs, and other benefits on the same basis as other eligible Anadarko employees, and we will bear the expenses related to the portion of such benefits allocable to us. Other than as described herein, there is no arrangement or understanding between Mr. Montanti and any other person pursuant to which he was selected as an officer of WES GP or the General Partner.
In connection with their appointments, Ms. McMillian and Mr. Montanti will enter into indemnification agreements with WES GP, the form of which has been previously filed by the Partnership with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM OPERATING, LP

		By:	Western Midstream Operating GP, LLC, its general partner

Dated:	March 26, 2019	By:	/s/ John D. Montanti
John D. Montanti Vice President, General Counsel and Corporate Secretary

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